Exhibit 1.1

86,194,535 Class B Shares

Grupo Supervielle S.A.

UNDERWRITING AGREEMENT

September 12, 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Itau BBA USA Securities, Inc.

767 Fifth Avenue

New York, NY 10153

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the Several Underwriters listed in Schedule B hereto

Ladies and Gentlemen:

1.  Introductory. Grupo Supervielle S.A. (the “Company”), a corporation (sociedad anónima) organized under the laws of the Republic of Argentina (“Argentina”), and the selling stockholder listed in Schedule A hereto (“Selling Stockholder”), propose to sell up to 103,000,000 class B common shares with the right to one vote per share and par value Ps.1 per share (“Class B Shares”) of the Company, in the aggregate, comprising 70,000,000 new class B shares to be issued by the Company on or before the First Closing Date (as defined below) and 33,000,000 issued and outstanding class B shares owned by the Selling Stockholder. The global offering consists of a concurrent international offering in the United States and other countries outside Argentina and an offering in Argentina. Class B Shares offered outside of Argentina will be delivered at the option of the Representatives (as defined below) in the form of American depositary shares and will be evidenced in the form of American Depositary Receipts (“ADRs”) to be issued under the deposit agreement dated as of May 18, 2016, among the Company, The Bank of New York Mellon, as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares (“ADSs”) issued thereunder (the “Deposit Agreement”). Each ADS will represent five Class B shares.

The Company and the Selling Stockholder have entered into an Argentine placement agency agreement (the “Argentine Placement Agency Agreement”), dated as of September 12, 2017 and governed by Argentine law, with the local placement agent named therein (the “Argentine Placement Agent”) for the concurrent offer and sale by the Company and the Selling Stockholder in Argentina of Class B Shares.

Pursuant to this Agreement, and for purposes of the international offering, the Company proposes, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule B hereto (“Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Itau BBA USA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives (“Representatives”), an aggregate of  65,605,492 Class B Shares, and the Selling Stockholder agrees with the Underwriters to sell to the several Underwriters an aggregate of 20,589,043 outstanding Class B shares, each in the respective amounts set forth in Schedule B hereto (such 86,194,535 Class B Shares being hereinafter referred to as the “Firm Securities”). The Firm Securities shall be offered by the Underwriters in the United States and other countries outside of Argentina. In addition, the Company grants the Underwriters an option, exercisable by the Representatives, to purchase up to an additional 14,582,730 Class B Shares within 30 days of the date hereof (the “Optional Securities”, and, together with the Firm Securities, the “Securities”) to cover over-allotments, if any. The Optional Securities shall be offered by the Underwriters in the United States and other countries outside of Argentina. At the option of the Representatives, the Firm Securities and/or the Optional Securities shall be delivered, in whole or in part, in the form of ADSs.

The Company hereby confirms that it has authorized the use of the General Disclosure Package and the Final Prospectus (each as defined below) and any amendment or supplement thereto approved by the Company and the Underwriters in connection with the sale and placement of the Securities outside of Argentina by the Underwriters to the prospective purchasers thereof.

The Company commenced and has consummated a preemptive and accretion rights offering to its existing shareholders as described in the General Disclosure Package (as defined below) (the “Rights Offering”). In order to ensure the availability of a sufficient number of Securities to be offered and sold by the Underwriters hereunder, and of a sufficient number of Securities to be offered and placed by the Argentine Placement Agent in Argentina, the Selling Stockholder, representing 53.25% of the Company’s capital stock has, pursuant to a preemptive and accretion rights assignment agreement (the “Assignment Agreement”), assigned to Banco Supervielle S.A., as subscription agent (the “Subscription Agent”), for the purpose of facilitating the offering of the Class B Shares, its preemptive and accretion rights in respect of the Securities to be issued pursuant to the Rights Offering. Subject to the execution of this agreement and the closing conditions set forth in Section 7, the Subscription Agent, at the direction of the Underwriters, has exercised such preemptive rights to purchase the Class B Shares (including in the form of ADSs) to be issued pursuant to the global offering.

In addition, in order to consummate the Offering, the Underwriters shall request that Banco Supervielle, as local placement agent, place an order in the Sicolp System, which will be subject to the closing conditions set forth in Section 7 of this Agreement.

2.  Representations and Warranties of the Company and the Selling Stockholder.  (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)             Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has prepared and filed with the Commission a registration statement on Form F-3 (No. 333-218778) covering the registration of the Offered Securities under the Act. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430A Information, 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time (as defined below).  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

As of the time of execution and delivery of this Agreement, the Registration Statement has been declared effective under the Act and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Registration Statement and, if applicable, the 462(b) Registration Statement.

A registration statement on Form F-6 (File No. 333-208946) in respect of the ADSs has also been filed with the Commission; such registration statement, in the form heretofore delivered to the Representatives, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued, and to the best of the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, taken together, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter referred to as the “ADS Registration Statement”).

For purposes of this Agreement:

“430A Information” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:30 PM (New York City time) on the date of this Agreement.

“Closing Date” has the meaning specified in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” of the Registration Statement means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus (as defined below) that discloses the public offering price, other 430A Information, 430B Information, 430C Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“First Closing Date” has the meaning specified in Section 3 hereof.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus (as defined below) that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Offered Securities” means on the date hereof and on each Closing Date, the Securities and, to the extent such Securities are delivered in the form of ADSs at the request of the Representatives, such ADSs.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules (“Exchange Rules”) of the New York Stock Exchange (“NYSE”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430A Information, all 430B Information, all documents incorporated by reference therein, and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that the form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)          Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the applicable Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the applicable Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(iii)       Ineligible Issuer Status.  (i) At the time of the initial filing of the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)      General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated August 25, 2017, including the base prospectus, dated July 21, 2017 (which is the most recent Statutory Prospectus distributed to investors generally), including any documents incorporated by reference therein, and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof. The Company has not distributed any offering materials in connection with the offering of the Offered Securities outside Argentina other than the General Disclosure Package, any Issuer Free Writing Prospectus and the Final Prospectus. The Company’s Annual Report on Form 20-F most recently filed with the Commission and all subsequent reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act incorporated by reference in the General Disclosure

Package and the Final Prospectus, at the Effective Time or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the General Disclosure Package or the Final Prospectus, as the case may be, did not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents incorporated by reference, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations.

(v)         Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities outside Argentina or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)      Incorporation and Existence of the Company. The Company has been duly incorporated and is existing as a corporation under the laws of Argentina, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to conduct its business pursuant to its articles of incorporation in Argentina and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(vii)   Subsidiaries.  Each subsidiary of the Company and each securitization trust created by the Company or its subsidiaries has been duly incorporated and is existing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(viii)                        Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly and validly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the Selling Stockholder has duly and validly assigned to the Subscription Agent its preemptive and accretion rights with respect to the Securities to be issued; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive, accretion or similar rights of any security holder.

(ix)      Deposit Agreement. Upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Class B shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement conforms and the ADRs will conform in all material respects to the description thereof in the General Disclosure Package and the Final Prospectus.

(x)         Authorization of The Underwriting Agreement. This Agreement and all other documents executed or delivered by the Company in connection therewith have been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to perform its obligations under this Agreement.

(xi)      Authorization of Transaction Documents. The Deposit Agreement, the Argentine Placement Agency Agreement and all other documents executed or delivered by the Company in connection therewith, have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity. The Company has full right, power and authority to perform its obligations under the aforementioned documents.

(xii)   No Finder’s Fee.  There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering, placement and sale of the Offered Securities contemplated herein or any of the transactions contemplated herein or in the Argentine Placement Agency Agreement.

(xiii)                        Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(xiv)                       Listing.  The ADSs have been approved for listing on the NYSE under the symbol “SUPV” and the Class B Shares have been approved for listing on the Bolsas y Mercados Argentinos S.A. (“BYMA”) under the symbol “SUPV” and the authorization for the listing of the Class B shares on the Mercado Abierto Electrónico S.A. (“MAE”) have been requested.

(xv)  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any Argentine, U.S. or other person (including any governmental agency, body or any court or stock exchange) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (together, the “Transaction Documents”) in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under U.S. state securities laws or “blue sky” laws or the rules of Financial Industry Regulatory Authority.

(xvi)                       Proper Legal Form under Argentine Law.  The Transaction Documents are in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against the Company, provided that for the enforceability of this Agreement and/or any other Transaction Document before Argentine courts the following requirements must be satisfied: (i) the original judgment shall fulfill all enforceability requirements in compliance with Articles 517 through 519 of Law No. 17,454 (Argentine Code for Civil and Commercial Procedures), as amended, namely that: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with Argentine laws regarding conflicts of laws and jurisdiction and other principles and rules of international law, and resulted from a personal action or an in rem action with respect to personal property, as opposed to real property, which was transferred to Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons of the action and, in accordance with due process of law, was given an opportunity to defend itself against the foreign action; (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law (including Argentine Law No. 24,871); and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; (ii) in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language shall be submitted to the relevant court; (iii) the filing of claims with the Argentine judicial system shall be subject to the payment of a court tax to be paid by the person filing a claim and which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Argentine Law No. 23,898); and (iv) pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).  Subject to the preceding sentence, all formalities required in Argentina for the validity and enforceability (including any necessary registration, recording or filing with any court or other governmental authority) of this Agreement and each other Transaction Document have been accomplished, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents in Argentina or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties (other than court taxes referred to above) be paid to any court, authority or agency of Argentina or any political subdivision thereof.

(xvii)                    Proper Legal Form under New York Law. The Transaction Documents are in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of the Transaction Documents in the State of New York that such documents be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of the Transaction Documents, other than court costs, including (without limitation) filing fees.

(xviii)                 Title to Property.  The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix)                       Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Deposit Agreement by the Company does not, and the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws of the Company or any of its subsidiaries, (B) any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the

Company or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except for, in the case of (C) any such breach, violation or default that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx)  Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter, by-laws or other constitutive documents; (B) in violation of any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties; or (C) in default (or with the giving of notice or lapse of time would be in default), under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in the case of (B) or (C) hereof, for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxi)                       Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to obtain or possess such Licenses would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii)                    Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)                 Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiv)                Taxation.  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid whether or not shown on such tax returns (except as currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would individually or in the aggregate have) a Material Adverse Effect.

(xxv)                   Argentine Taxation. There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Argentina or any political subdivision thereof or taxing authority therein either (a) on or by virtue of the Company’s execution, delivery, performance or enforcement of the

Transaction Documents, or (b) on any payment to be made pursuant to the Transaction Documents other than the withholding with respect to income tax applicable to the payments of fees to be made to the Argentine custodian under the Deposit Agreement.

(xxvi)                Environmental Laws.  Neither the Company nor any of its subsidiaries (1) is in violation of any applicable statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, with jurisdiction over the Company, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “Environmental Laws”), (2) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (3) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (4) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxvii)             Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Taxation,” “Description of Capital Stock,” “Description of American Depositary Shares” and “Enforceability of Civil Liabilities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, constitute fair summaries of such legal matters and agreements.

(xxviii)          Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxix)                Statistical and Market-Related Data and Forward-Looking Statements.  The opinions, analyses, and forecasts about the Company and any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of any such data from such sources to the extent required. Any other statistical information provided in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus is in all material respects accurately presented and prepared on a basis consistent with the books and records of the Company and its consolidated subsidiaries. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxx)                   Internal Controls and Compliance with the Sarbanes-Oxley Act. There is no failure on the part of the Company or any of the Company’s directors and officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications. The Company and its subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the accounting rules of the Argentine Central Bank (“Argentine Banking GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxi)                Absence of Accounting Issues.  A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxxii)             Independent Auditors. Price Waterhouse & Co., S.R.L., who has audited the audited consolidated financial statements of the Company included in the General Disclosure Package, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(xxxiii)          Litigation.  There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale and placement of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxxiv)         Financial Statements.  The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and such financial statements have been prepared in conformity with Argentine Banking GAAP applied on a consistent basis except as otherwise stated therein.

(xxxv)            No Material Adverse Change in Business.  Since the end of the period covered by the latest financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse; (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries on a consolidated basis.

(xxxvi)         Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxvii)      Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxviii)   PFIC Status.  Subject to the qualifications and assumptions set forth in the General Disclosure Package and the Final Prospectus, the Company believes that it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for 2016 and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for the foreseeable future for U.S. federal income tax purposes.

(xxxix)         Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock—Dividends” and “Dividends and Other Distributions” and under “Item 10.D Exchange Controls” of the Company’s Annual Report on Form 20-F for the year ended December 31, 2016 incorporated by reference into the General Disclosure Package and the Final Prospectus, under current laws and regulations of Argentina and any political subdivision thereof, access to the Argentine Free Foreign Exchange Market (Mercado Único y Libre de Cambios) is permitted for remittance abroad to pay dividends and other distributions on the Offered Securities to foreign shareholders insofar as they arise from closed and audited financial statements, subject to the previous fulfillment of the filings with the Argentine Central Bank required under Communication “A” 3602, as amended.

(xl)      Taxation on Dividends. Except as disclosed in the General Disclosure Package and the Final Prospectus under the heading “Taxation,” “Description of Capital Stock—Dividends” and “Dividends and Other Distributions”, all dividends and other distributions declared and payable on the Offered Securities to holders who are non-residents of Argentina will not be subject to income, withholding or other taxes under laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein.

(xli)   Use of Funds. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee or agent of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; and the Company and its subsidiaries have conducted their business in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote compliance with such laws and with the representation and warranty contained herein.

(xlii)                        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including any applicable requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT

Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of Argentina, including Anti-Money Laundering Law No. 25,246, as amended, and applicable Resolutions issued by the Argentine Financial Information Unit (Unidad de Información Financiera), and all other relevant jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xliii)                     Office of Foreign Assets Control. (i) None of the Company, any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”), or is controlled or fifty percent or more owned, directly or indirectly, by one or more Persons: (A) with whom dealings are restricted or prohibited pursuant to any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor that is (B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with such country or territory (as of the date of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea); and (ii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory with whom, at the time of such funding or facilitation, dealings are restricted or prohibited pursuant to Sanctions; or (B) in any other manner, in each case as will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xliv)                    Argentine Approvals. Except as disclosed in the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock—Dividends” and “Dividends and Other Distributions,” no approvals are required in Argentina in order for the Company to pay dividends, interest attributable to stockholders’ equity or other distributions declared by the Company to the holders of the Offered Securities.

(xlv)                       Immunity. Neither the Company nor any of its subsidiaries, nor any of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Argentina.

(xlvi)                    Enforcement of Judgments. Any final and conclusive judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City in a civil or commercial suit arising out of or in relation to the obligations of the Company under this Agreement or the transactions contemplated hereby will be enforceable against the Company and will be recognized in Argentina, provided that for the enforceability of this Agreement and/or any other Transaction Document before Argentine courts the following requirements must be satisfied: (i) the original judgment shall fulfill all enforceability requirements in compliance with Articles 517 through 519 of Law No. 17,454 (Argentine Code for Civil and Commercial Procedures), as amended, namely that: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with Argentine laws regarding conflicts of laws and jurisdiction and other principles and rules of international law, and resulted from a personal action or an in rem action with respect to personal property, as opposed to real property, which was transferred to Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons of the action and, in accordance with due process of law, was given an opportunity to defend itself against the foreign action; (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law (including Argentine Law No. 24,871); and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; (ii) in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language shall be submitted to the relevant court; (iii) the filing of claims with the Argentine judicial system shall be subject to the payment of a court tax to be paid by the person filing a claim and which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Argentine Law No. 23,898); and (iv) pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

(xlvii)                 Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Argentina and, subject to compliance with certain Argentine evidentiary requirements, will be recognized by the courts of Argentina, provided that it does not contravene Argentine principles of public policy or good morals in Argentina or any political subdivision of Argentina, and provided further that the application of New York law will be preempted by applicable Argentine law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general principles of equity.  The Company is not aware of any reason why the Transaction Documents and the enforcement in Argentina of a judgment relating the Transaction Documents would be contrary to public policy or good morals. The submission by the Company to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York in this Agreement constitutes a valid and legally binding obligation of the Company. Service of process in respect of a claim or action in a U.S. court pursuant to the Transaction Documents, effected in the manner set forth in such agreements, assuming validity under the laws of the State of New York, will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Company. The Company has the power to designate, appoint and empower and pursuant to Section 16 of this Agreement has validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.

(b)  The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that:

(i)             Title to Offered Securities.  The Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by it on such Closing Date (other than with respect to Offered Securities, in the form of ADSs, pledged by the Selling Stockholder to Itaú Unibanco S.A., Nassau Branch, which shall be released from such pledge on the date hereof such that the Selling Stockholder will have valid and unencumbered title to such Offered Securities on such Closing Date) and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by it on such Closing Date; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by it on such Closing Date.

(ii)          Delivery of Offered Securities.  Upon payment of the purchase price for the Offered Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Representatives, in the form of ADSs to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Offered Securities in the form of ADSs in the name of Cede or such other nominee, and the crediting of such Offered Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Offered Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” (as defined in Section 8-102(17) of the UCC) in respect of such Offered Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (a) such Offered Securities in the form of ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (b) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (c) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (d) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Offered Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (e) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (f) if at any time DTC or other securities intermediary does not have sufficient Offered Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Offered Securities then held by DTC or such securities intermediary.

(iii)       Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by it, except such as have been obtained and made under the Act, the laws of Argentina, and such as may be required under U.S. state securities laws or “blue sky” laws or the rules of Financial Industry Regulatory Authority.

(iv)      Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Selling Stockholder of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of it pursuant to, (A) any applicable statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of their properties or (B) any agreement or instrument to which the Selling Stockholder is a party or by which it is bound or to which any of the properties of the Selling Stockholder is subject, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)         No Undisclosed Information.  The sale of the Offered Securities by the Selling Stockholder pursuant to this Agreement is not prompted by any information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Final Prospectus.

(vi)      No Plan to Dispose of Capital Stock.  The Selling Stockholder has no present plan to dispose of the remainder of its capital stock in the Company within five years of the date hereof.

(vii)   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(viii)                        No Finder’s Fee. There are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix)      Absence of Manipulation.  The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x)         Arrangements with Third Parties. (i) Except as disclosed in the General Disclosure Package and the Final Prospectus, or as otherwise disclosed in writing to the Representatives, no person has the right, contractual or otherwise, to cause the Selling Stockholder to sell to it any of the shares of any capital stock or other equity interests of the Company owned by the Selling Stockholder, including any of the Class B Shares owned by the Selling Stockholder, and (ii) no person has any preemptive rights, resale rights, co-sale or rights of first refusal, options, warrants, or other rights to purchase, or convert or exchange any securities for any shares of any capital stock or other equity interests of the Company owned by the Selling Stockholder, including any of the Class B Shares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the sale of the Offered Securities as contemplated pursuant to the General Disclosure Package or otherwise. The Selling Stockholder has no options, warrants or other rights to purchase, or rights to convert any securities for shares of capital stock of or ownership interests in the Company or any of its subsidiaries, including the Offered Securities.

(xi)      Litigation.  There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Selling Stockholder that, if determined adversely to it, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Selling Stockholder’s knowledge, contemplated.

(xii)   Immunity. Neither the Selling Stockholder nor any of its properties or assets, have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Argentina.

(xiii)                        Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction in which the Selling Stockholder resides and, subject to compliance with certain Argentine evidentiary requirements, will be recognized by the courts of the jurisdiction of organization or incorporation or residence of the Selling Stockholder, except that any such court may refuse to apply the law of another jurisdiction if it is deemed to be contrary to mandatory laws of public policy in such jurisdiction, and provided that the application of New York law will be preempted by applicable Argentine law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general principles of equity. The submission by the Selling Stockholder to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York in this Agreement constitutes a valid and legally binding obligation of the Selling Stockholder, and service of process in respect of a claim or action in such courts pursuant to this Agreement effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as the law of the jurisdiction of residence of the Selling

Stockholder is concerned, to confer valid personal jurisdiction over the Selling Stockholder. The Selling Stockholder has the power to designate, appoint and empower and pursuant to Section 16 of this Agreement has validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.

(xiv)                       Enforcement of Judgments. Any final and conclusive judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City in a civil or commercial suit arising out of or in relation to the obligations of the Selling Stockholder under this Agreement or the transactions contemplated hereby will be enforceable against the Selling Stockholder and will be recognized in the jurisdiction of residence of the Selling Stockholder, provided that the laws of the jurisdiction of incorporation of the Selling Stockholder may require, inter alia, proof that: (i) the judgment is duly enforceable in New York; (ii) the New York Court had jurisdiction over the subject matter of the action leading to the judgment; (iii) the New York Court has acted in accordance with its own procedural laws; (iv) the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense; (v) the New York Court applied the substantive laws chosen by the parties to govern this Agreement; and (vi) the judgment is not contrary to public policy in the Selling Stockholder’s jurisdiction of incorporation; provided further that such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the jurisdiction of incorporation of the Selling Stockholder; and provided further that for the enforceability of this Agreement and/or any other Transaction Document before Argentine courts the following requirements must be satisfied: (i) the original judgment shall fulfill all enforceability requirements in compliance with Articles 517 through 519 of Law No. 17,454 (Argentine Code for Civil and Commercial Procedures), as amended, namely that: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with Argentine laws regarding conflicts of laws and jurisdiction and other principles and rules of international law, and resulted from a personal action or an in rem action with respect to personal property, as opposed to real property, which was transferred to Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons of the action and, in accordance with due process of law, was given an opportunity to defend itself against the foreign action; (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law (including Argentine Law No. 24,871); and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; (ii) in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language shall be submitted to the relevant court; (iii) the filing of claims with the Argentine judicial system shall be subject to the payment of a court tax to be paid by the person filing a claim and which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Argentine Law No. 23,898); and (iv) pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).  Subject to the preceding sentence, all formalities required in Argentina for the validity and enforceability (including any necessary registration, recording or filing with any court or other governmental authority) of this Agreement and each other Transaction Document have been accomplished, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents in Argentina or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties (other than court taxes referred to above) be paid to any court, authority or agency of Argentina or any political subdivision thereof.

(xv)  Assignment Agreement. Each of the representations and warranties of the Selling Stockholder set forth in the Assignment Agreement was true and correct on the day in which it was made and is true and correct as of the date hereof and each Underwriter may rely on each of such representations and warranties as if they were included herein.

(c) In addition to the representations and warranties set forth in Section 2(b) above, Julio Patricio Supervielle (the “Management Selling Stockholder”) represents and warrants to, and agrees with, the several Underwriters that:

(i)             General Disclosure Package and Final Prospectus.  As of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package and the Final Prospectus, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(ii)          No Undisclosed Information. The Management Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 2 of this Agreement are not true and correct, is familiar with the General Disclosure Package and has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package that has had, or may have, individually or in the aggregate, a Material Adverse Effect.

3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of $3.8668 per Class B Share, the respective number of Offered Securities set forth opposite such Underwriter’s name in Schedule B hereto. The Underwriters may request at any time that some or all of the Offered Securities purchased by the Underwriters be delivered by the Depositary to the Underwriters in the form of ADSs, in which case the obligations of the Company and the Selling Stockholder to deliver such Offered Securities will only be satisfied upon the delivery by the Depositary of the corresponding ADSs to the Underwriters.

The Company and the Selling Stockholder will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives in the case of the Securities issued by the Company and in the case of the Securities sold by the Selling Stockholder, at the office of Davis Polk & Wardwell LLP, at 9:00 A.M., New York time, on September 15, 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange

Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Class B Share to be paid for the Offered Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions).  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP, at a reasonable time in advance of such Optional Closing Date.

4.  Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities outside of Argentina for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Selling Stockholder. The Company and the Selling Stockholder agree with the several Underwriters that:

(a)  Additional Filings.  The Company has filed or will file the Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) (or, if applicable and consented to by the Representatives) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld); and the Company will also advise the Representatives promptly of (i) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Representatives and the dealers and any other dealers upon request of the Representatives, an amendment, supplement or current report on Form 6-K to be incorporated by reference in the Registration Statement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholder will pay the expenses of printing and distributing to the Representatives all such documents in proportion to the aggregate amount of Securities sold by each of the Company and the Selling Stockholder under this Agreement.

(f)  Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g)  Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses.  Each of the Company and the Selling Stockholder agrees with the several Underwriters that the Company and the Selling Stockholder will pay all expenses incident to the performance by each of the Company and the Selling Stockholder of their respective obligations, as the case may be, under this Agreement, in proportion to the aggregate amount of Securities sold by each of them under this Agreement, including but not limited to any filing fees (including filing fees relating to the review by the Financial Industry Regulatory Authority (“FINRA”) of the Offered Securities) and other expenses (including fees and disbursements of counsel to the Underwriters incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, fees and expenses of counsel for the Underwriters relating to the review by FINRA of the Offered Securities up to U.S.$20,000 in the aggregate), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NYSE and the Class B Shares on the BYMA and the Mercado Abierto Electrónico S.A. (“MAE”) and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Stockholder of the Offered Securities to the Underwriters, any expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors and the fees and disbursements of U.S. and Argentine counsel to the Underwriters; provided that, if the Underwriters fully exercise the right to purchase the Optional Securities, the Underwriters shall reimburse the Company for a portion of their expenses in an amount equal to $220,000; provided further that, if the Underwriters partially exercise the right to purchase the Optional Securities, the amount to be reimbursed by the Underwriters shall be reduced such that it bears the same proportion that the number of the Optional Securities which are purchased bear to the total number of Optional Securities.

(i) Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” sections of the General Disclosure Package and, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation.  The Company and the Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)  Taxes.  The Company and the Selling Stockholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company and the Selling Stockholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by the Argentine government or any political subdivision or taxing authority thereof or therein or any other taxing jurisdiction by reason of a connection between the Company or the Selling Stockholder and the taxing jurisdiction (other than entering into this Agreement and receiving payments hereunder), unless the Company or the Selling Stockholder are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Stockholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, provided, however, that no such additional amounts shall be payable on (i) any taxes, duties, or governmental charges imposed on an Underwriter by reason of any connection between the Underwriter and any taxing jurisdiction other than entering into this Agreement and receiving payments hereunder or (ii) any taxes imposed by reason of the Underwriter’s failure to comply with any certification, identification, information, documentation or other reporting requirement if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, withholding or deduction for which the Company and the Selling Stockholder are required to pay additional amounts pursuant to this Section, provided, however, that the exclusion set forth in this subclause (ii) shall not apply in respect of any certification, identification, information, documentation or other reporting requirement if such requirement would be materially more onerous, in form, in procedure or in the substance of information disclosed, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN and W-9).

(l)  Restriction on Sale of Securities by Company and the Selling Stockholder.  For the period specified below (the “Lock-Up Period”), the Company and the Selling Stockholder will not, directly or indirectly, take any of the following actions with respect to its Class B Shares, including in the form of ADSs, or any securities convertible into or exchangeable or exercisable for any of its Class B Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except in each case issuances of Lock-Up Securities sold pursuant to this Agreement or the Argentine Placement Agency Agreement or pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including any statutory preemptive and accretion rights), in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m)  Argentine Listing and Registration.  The Company agrees to use its best efforts to maintain the listing of the Class B Shares on the BYMA and the MAE and to maintain the registration of the Company with the Argentine Comisión Nacional de Valores (the “CNV”).

6.  Free Writing Prospectuses. The Company and Selling Stockholder each represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter. On the date of this Agreement and on each Closing Date, Price Waterhouse & Co. S.R.L. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Final Prospectus; provided, that any letter delivered on a Closing Date, shall use a “cut-off” date no more than three business days prior to such Closing Date.

(b)  Effectiveness of Registration Statement. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(c)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or Argentine or international financial, political or economic conditions or currency exchange rates or foreign exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, NASDAQ, the BYMA or the MAE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Argentine authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or Argentina or any other country where securities of the Company are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Argentina, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of U.S. Counsel for the Company and the Selling Stockholder.  The Representatives shall have received an opinion and customary negative assurance letter, dated such Closing Date, of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company and the Selling Stockholder, substantially in the form of Exhibit A hereto.

(e) Opinion of U.S. Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions and customary negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require and in the form and substance satisfactory to the Representatives; and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and all other matters governed by Argentine law upon the opinion of the foreign counsel for the Underwriters referred to below.

(f)  Opinion of Argentine Counsel for the Company and the Argentine Selling Stockholder. The Representatives shall have received the legal opinion in English, substantially in the form of

Exhibit B hereto, dated as of each Closing Date, of Errecondo, González & Funes, Argentine counsel to the Company and the Argentine Selling Stockholder.

(g)  Opinion of Argentine Counsel for the Underwriters. The Representatives shall have received the legal opinion in English, in form and substance satisfactory to the Representatives, dated as of each Closing Date, of Bruchou, Fernández Madero & Lombardi, Argentine counsel to the Underwriters.

(h) Opinion of Counsel for the Depositary. The Company shall have requested and caused Emmet, Marvin & Martin, LLP, counsel to the Depositary, to furnish to the Representatives its opinion, dated each Closing Date, addressed to the Underwriters, substantially in the form of Exhibit C hereto.

(i) Officer’s Certificate. The Representatives shall have received a certificate, dated each Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole.

(j)  Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters, each substantially in the form of Exhibit D hereto, from each of the executive officers and directors of the Company.

(k)  Argentine Closing. The closing of the placement of the Class B Shares in Argentina under the Argentine Placement Agency Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

(l)  Approvals and Listing. The CNV shall have approved the public offering of the Class B Shares in Argentina, the BYMA shall have approved the listing of the Class B Shares, the authorization for the listing of the Class B Shares on the MAE shall have been requested, and the listing of the ADSs on the NYSE shall be in full force and effect.

(m) Form W-8. The Selling Stockholder will deliver to the Representatives a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(n)  Depositary Delivery.  On each Closing Date, the Depositary shall deliver all or any portion of the Securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated that the Representatives request in the form of ADSs.

The Selling Stockholder and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or any road show as defined in rule 433(h) under the Securities Act (a “Road Show”), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriters by the Selling Stockholder.  The Selling Stockholder will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that (i) a Selling Stockholder other than the Management Selling Stockholder will be liable only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by the Selling Stockholder, and (ii) the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Offered Securities by the Selling Stockholder pursuant to this Agreement.

(c)  Indemnification of Company and the Selling Stockholder by Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus, any Road Show or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the seventh paragraph under the heading “Underwriting,” the information appearing in the tenth paragraph under the heading “Underwriting” and the stabilization information in the fifteenth paragraph under the heading “Underwriting”; provided further, that in no case shall any Underwriter be responsible for any amount in excess of the net underwriting discount or commission received by that Underwriter pursuant to this Agreement in connection with the offering and sale of the Offered Securities.

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify in writing the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (in addition to any local counsel) satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e). The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall not exceed the amount of net proceeds received the Selling Stockholder from the sale of its portion of the Offered Securities hereunder.

9.  Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.   Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If  the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Selling Stockholder will reimburse the Underwriters for all documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities in proportion to the aggregate amount of Securities sold by each of the Company and the Selling Stockholder under this Agreement, and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.   Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

12.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal, Itau BBA USA Securities, Inc., 767 Fifth Avenue New York, NY 10153, Facsimile: (212) 207-9076, Attention Steven M. Hurwitz and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile number: (212) 622-8358, Attention: Equity Syndicate Desk or, if sent to the Company, will be mailed or delivered and confirmed to it at Grupo Supervielle S.A., Bartolomé Mitre 434, 5th Fl. C1036AAH Buenos Aires  Republic of Argentina, Attention: Chief Financial Officer, or, if sent to the Management Selling Stockholder, will be mailed or delivered and confirmed to Julio Patricio Supervielle at Bartolomé Mitre 434, 5th Fl. C1036AAH Buenos Aires  Republic of Argentina; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed or  delivered and confirmed to such Underwriter.

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.  Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.  Absence of Fiduciary Relationship.  The Company and the Selling Stockholder acknowledge and agree that:

(a)  No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder, on the one hand, and the Representatives, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholder on other matters;

(b) Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company and the Selling Stockholder have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that the

Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including  stockholders, employees or creditors of the Company.

17.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholder hereby irrevocably submit to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Stockholder irrevocably appoint CT Corporation System, as their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or state court in New York City, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Such appointment shall be irrevocable. The Company and the Selling Stockholder hereby represent and warrant that its Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Selling Stockholder agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in any court of competent jurisdiction in Argentina. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement. Service of process in compliance with applicable requirements upon the Company’s and the Selling Stockholder’s Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Stockholder.

The obligation of the Company or the Selling Stockholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Stockholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.  Waiver of Immunity.  To the extent that the Company and the Selling Stockholder have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to themselves or any of their property, the Company and the Selling

Stockholder hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Agreement to the extent permitted by applicable law.

19. Judgment Currency. (A) The Company and the Selling Stockholder, severally and not jointly, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Stockholder, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(B)                               The Company and the Selling Stockholder further agree that, notwithstanding any applicable restriction or prohibition on access to the foreign exchange market in Argentina, any and all amounts payable by the Company or any of the Selling Stockholder to the Underwriters and/or any Indemnified Party hereunder shall be paid in U.S. dollars. In the event of the existence of any such restriction or prohibition, the Company or the Selling Stockholder shall, at its own expense, obtain U.S. dollars to satisfy its payment obligations hereunder, to the extent permitted by applicable law, by:

(i) purchasing, with Argentine pesos, of any series of Argentine public debt instruments denominated in U.S. dollars or any other public or private bond or tradable security issued in Argentina and denominated in U.S. dollars, and subsequent transfer and sale of any such security, outside of Argentina, in exchange for U.S. dollars; or

(ii) purchasing U.S. dollars in New York City, London or any other city or market in which U.S. dollars may be purchased, with any legal tender; or

(iii) acquiring U.S. dollars through any other legal mechanism for the acquisition of U.S. dollars in any exchange market.

In the event any of such transactions to obtain U.S. dollars is required to be undertaken by the Company or any of the Selling Stockholder, amounts due hereunder shall accrue interest until payment is made in U.S. dollars as set forth herein. Nothing contained herein shall relieve the Company or the Selling Stockholder of its obligation to make payments hereunder in U.S. dollars, for any reason whatsoever, including, without limitation, any of the following circumstances:

(i) the purchase of U.S. dollars in Argentina is more onerous or burdensome for the Company or the Selling Stockholder than as of the date hereof;

(ii) the exchange rate in effect in Argentina increases significantly from the rate in effect as of the date of the date hereof; or

(iii) the ability of the Company or the Selling Stockholder to satisfy its payment obligations hereunder in Argentine pesos, pursuant to Section 765 of the Argentine Civil and Commercial Code sanctioned by Law No. 26,994 and/or any other applicable regulations or general principles under Argentine law.

The Company and any of the Selling Stockholder hereby waives, to the fullest extent permitted by law, the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code and/or any amendments and/or supplements to such regulations), impossibility of paying in U.S. dollars (assuming any liability for any force majeure or act of God), or right to pay in other currency other than U.S. dollars, including, without limitation, any legal currency in Argentina.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GRUPO SUPERVIELLE S.A.

By:
Name:
Title:

JULIO PATRICIO SUPERVIELLE

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written in the City of New York, United States of America.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

ITAU BBA USA SECURITIES, INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold(1)
Julio Patricio Supervielle	20,589,043
Total	20,589,043

(1)  At the option of the Representatives, the Securities may be delivered, in whole or in part, in the form of ADSs.

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased from the Company(1)	Number of Firm Securities to be Purchased from the Selling Stockholder(1)	Total Number of Firm Securities to be Purchased(1)
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,614,800	6,863,015	34,477,815
Itau BBA USA Securities, Inc.	18,995,346	6,863,014	25,858,360
J.P. Morgan Securities LLC	18,995,346	6,863,014	25,858,360
Total	65,605,492	20,589,043	86,194,535

(1)  At the option of the Representatives, the Securities may be delivered, in whole or in part, in the form of ADSs.

SCHEDULE C

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  None.

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.              The initial price to the public of the Offered Securities: $4.00 per Class B share

2.              Total Firm Securities offered by the Company: 65,605,492

3.              Total Firm Securities offered by the Selling Stockholder: 20,589,043

4.              Total Firm Securities: 86,194,535

5.              Total Optional Securities offered by the Company:  14,582,730

6.              Total Number of Class B Shares in the global offering: 103,000,000

7.              Trade date: September 13, 2017

8.              Settlement Date: September 15, 2017

EXHIBIT A

FORM OF OPINION AND 10b-5 LETTER OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

[•], 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Itau BBA USA Securities, Inc.

767 Fifth Avenue

New York, New York 10153

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the Several Underwriters

Ladies and Gentlemen:

We have acted as special United States counsel to (i) Grupo Supervielle S.A. (the “Company”), a corporation (sociedad anónima) organized under the laws of the Republic of Argentina (“Argentina”), and (ii) Julio Patricio Supervielle (in such capacity, the “Selling Stockholder”), in connection with the Company’s and Selling Stockholder’s offer and sale pursuant to a registration statement on Form F-3 (No. 333-218778)  of [•] Class B shares of common stock of the Company, in the form of Class B shares (“Class B shares”) and American depositary shares (the “ADSs” and, together with the Class B shares, the “Securities”), each ADS representing five Class B shares.  The ADSs are evidenced by American depositary receipts (the “ADRs”) issued pursuant to the deposit agreement (the “Deposit Agreement”), dated as of May 18, 2016, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders from time to time of ADSs issued thereunder. Such registration statement, as amended as of its most recent effective date ([•], 2017), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated July 21, 2017, as filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated [•], 2017, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated [•], 2017, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

We have also acted as special United States counsel to the Company in connection with the preparation and filing with the Commission under the Securities Act of the registration statement of the Depositary and the Company on Form F-6 (No. 333-208946) relating to the offer and sale of the ADSs evidenced by the ADRs.  The registration statement on Form F-6, as amended when it became effective, is herein called the “ADR Registration Statement.”  This opinion letter is furnished pursuant to Section [7(d) and (f)] of the underwriting agreement dated as of [•], 2017 (the “Underwriting Agreement”) among the Company, the Selling Stockholder and the several underwriters named in Schedule B thereto (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)         an executed copy of the Underwriting Agreement;

(b)         the Registration Statement and the documents incorporated by reference therein;

(c)          the ADR Registration Statement;

(d)         the Pricing Prospectus and the documents incorporated by reference therein;

(e)          the Final Prospectus and the documents incorporated by reference therein;

(f)           an executed copy of the Deposit Agreement;

(g)          the form of the ADRs attached to the Deposit Agreement; and

(h)         the documents delivered to you by the Company and the Selling Stockholder at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and the Selling Stockholder in the Underwriting Agreement) and (ii) that the ADRs in global form conform to the form thereof that we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.  The Underwriting Agreement has been duly executed and delivered by the Company and the Selling Stockholder under the law of the State of New York.

2.  The Deposit Agreement has been duly executed and delivered by the Company under the law of the State of New York and constitutes a valid, binding and enforceable agreement of the Company.

3.  Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Shares by the Company and the Selling Stockholder in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4.  The sale by the Company and the Selling Stockholder of the ADSs to the Underwriters pursuant to the Underwriting Agreement does not, and the performance by the Company and the Selling Stockholder of their obligations in the Underwriting Agreement and, in the case of the Company, the Deposit Agreement will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities and individuals with respect to such sale or performance, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended (but we express no opinion relating to any state securities or

Blue Sky laws), or (b) result in a violation of any New York State or United States federal law or published rule or regulation that in our experience normally would be applicable to general business entities and individuals with respect to such sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

5.  The statements set forth in the Pricing Prospectus and the Final Prospectus under the heading “Description of American Depositary Shares,” insofar as such statements purport to summarize certain provisions of the Deposit Agreement and the ADRs, provide a fair summary of such provisions; and the statements made in the Pricing Prospectus and the Final Prospectus under the heading “Taxation—United States Federal Income Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities by a U.S. holder (as defined in such section).

6.  No registration of the Company under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by the Company in the manner contemplated by the Underwriting Agreement and the Final Prospectus.

7.  Under the law of the State of New York relating to submission to jurisdiction, each of the Company and the Selling Stockholder has, pursuant to Section [17] of the Underwriting Agreement, and the Company has, pursuant to Section 7.6 of the Deposit Agreement, (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. Federal court located in the Borough of Manhattan, The City of New York, New York, in any action arising out of or related to the Underwriting Agreement or the Deposit Agreement, as the case may be, (ii) to the fullest extent permitted by law validly and irrevocably waived any objection to the venue of a proceeding in any such court and (iii) validly appointed CT Corporation as its respective initial authorized agent for the purpose described in Section [17] of the Underwriting Agreement and Section 7.6 of the Deposit Agreement; and service of process effected on such agent in any manner permitted by applicable law will be effective to confer valid personal jurisdiction over the Company or the Selling Stockholder, as the case may be, in any such action.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Selling Stockholder, (a) we have assumed that the Company, the Selling Stockholder and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company or the Selling Stockholder regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities and individuals with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.  We express no opinion with respect to Section 5.8 of the Deposit Agreement providing for indemnification and contribution.

We note that the designations in Section [17] of the Underwriting Agreement and Section 7.6 of the Deposit Agreement of any United States federal court located in the Borough of Manhattan, the City of New York, New York as the venue for any action arising out of or related to the Underwriting Agreement is (notwithstanding the waivers in Section [17] of the Underwriting Agreement and Section 7.6 of the Deposit Agreement) subject to the power of such court to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such action on the grounds that such federal court is an inconvenient forum for such action.

We note that the enforceability of the waivers of immunity by the Company and the Selling Stockholder set forth in Section [18] of the Underwriting Agreement and Section 7.7 of the Deposit Agreement is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Underwriting Agreement or the Deposit Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

With respect to our opinion in paragraph 3 above, we express no view on the Depositary’s or any other person’s title or other rights, if any, in or to the Shares, other than contractual rights of the persons in whose names the ADRs are registered under the Deposit Agreement.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities.  This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose.  We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By
Andrés de la Cruz, a Partner

[•], 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Itau BBA USA Securities, Inc.

767 Fifth Avenue

New York, New York 10153

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the Several Underwriters

Ladies and Gentlemen:

We have acted as special United States counsel to (i) Grupo Supervielle S.A. (the “Company”), a corporation (sociedad anónima) organized under the laws of the Republic of Argentina, and (ii) Julio Patricio Supervielle (in such capacity, the “Selling Stockholder”), in connection with the Company’s and Selling Stockholder’s offer and sale pursuant to a registration statement on Form F-3 (No. 333-218778)  of [•] Class B shares of common stock of the Company, in the form of Class B shares (“Class B shares”) and American depositary shares (the “ADSs” and, together with the Class B shares, the “Securities”), each ADS representing five Class B shares.  The ADSs are evidenced by American depositary receipts (the “ADRs”) issued pursuant to the deposit agreement (the “Deposit Agreement”), dated as of May 18, 2016, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders from time to time of ADSs issued thereunder.  Such registration statement, as amended as of its most recent effective date ([•], 2017), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated July 21, 2017, as filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated [•], 2017, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated [•], 2017, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.”  The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

This letter is furnished to you pursuant to Section [7(d) and (f)] of the underwriting agreement dated [•], 2017 (the “Underwriting Agreement”) among the Company, the Selling Stockholder and the several underwriters named in Schedule B thereto (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the documents incorporated by reference in each of them are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the

documents incorporated by reference in each of them (except to the extent expressly set forth in numbered paragraph 5 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).  We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus or the documents incorporated by reference in each of them was conveyed to any person for purposes of Rule 159 under the Securities Act.

However, in the course of our acting as special United States counsel to the Company and the Selling Stockholder in connection with the preparation of the Registration Statement, the Pricing Prospectus and the Final Prospectus, we participated in conferences and telephone conversations with representatives of the Company and the Selling Stockholder, representatives of the independent public accountants for the Company, representatives of Argentine counsel to the Company and the Selling Stockholder, your representatives and representatives of your United States and Argentine counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus and portions of certain of the documents incorporated by reference in each of them and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company and the Selling Stockholder.

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)  The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view), at the time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

(b)  The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)  No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)  No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the amount and the price to the public of the Securities on the front cover of the Final Prospectus (except the financial statements and schedules and other financial data included in the Pricing Prospectus, as to which we express no view), at [•]  P.M., Eastern time, on August [7], 2017, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)   No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon our review of the Notice of Effectiveness on the website of the Commission, the Registration Statement is effective under the Securities Act, and (b) based solely upon our review of the list of stop orders on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.  To the best of our knowledge, no order directed to any document incorporated by reference in the Registration Statement or the Final Prospectus has been issued by the Commission and remains in effect, and no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities.  This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose.  We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By
Andrés de la Cruz, a Partner

EXHIBIT B

FORM OF OPINION OF ERRECONDO, GONZALEZ & FUNES ABOGADOS

[   ], 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Itau BBA USA Securities, Inc.

767 Fifth Avenue

New York, NY 10153

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the Several Underwriters

Ladies and Gentlemen:

We have acted as special Argentine counsel to Grupo Supervielle S.A. (the “Company”),  Julio Patricio Supervielle (the “Selling Stockholder”) in connection with the Underwriting Agreement (the “Underwriting Agreement”) dated as of [   ], 2017, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Itau BBA USA Securities,Inc. and J.P. Morgan Securities LLC, as Representatives of the several Underwriters named therein (the “Underwriters”), and the Selling Stockholder, pursuant to which the Company and the Selling Stockholder agree to issue and sell to the Underwriters an aggregate of [   ] Class B shares of the Company (the “Class B Shares”) to be delivered, at the option of the Representatives, in the form of American depositary shares (the “ADSs” and, together with the Class B Shares, the “Offered Securities”).  The Offered Securities include [   ] Class B shares of the Company to be delivered in the form of American depositary shares to be purchased from the Company pursuant to the option provided in the Underwriting Agreement.  This opinion is being delivered pursuant to Section 7(h) of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In such capacity, we have examined such documents, as we have considered necessary for the purpose of giving this opinion, including the following documents:

(i)                         a certified copy of the Estatutos Sociales (by laws) of the Company, as amended by resolutions of the shareholders´ meeting, dated April 27, 2017;

(ii)                      a certified copy of the resolution of the Board of Directors of the Company, dated June 5, 2017;

(iii)                   a certified copy of the resolutions of the shareholders´ meeting, dated July 7, 2017;

(iv)                  a copy of the letter sent by the Selling Stockholder to the Company stating their intention to sell Class B Shares of the Company;

(v)                     the Underwriting Agreement;

(vi)                  the registration statement on Form F-3, as amended (Registration No. 333-[•]), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, including the preliminary prospectus dated [    ], 2017 (the “Registration Statement”);

(vii)               the final prospectus supplement dated [    ], 2017 (the “Final Prospectus”);

(ix)                  The deposit agreement, dated as of May 18, 2016, among the Company, The Bank of New York Mellon, as depositary, and the registered holders and indirect holders from time to time of the American depositary shares issued thereunder (the “Deposit Agreement”); and

(x)                     the Argentine Placement Agency Agreement dated as of [   ], 2017, by and among the Company and the Argentine Placement agent named therein (the “Argentine Placement Agency Agreement”);

In giving this opinion, we have made the following assumptions:

(a)                     the authenticity of all documents submitted to us as originals and certified copies;

(b)                     the conformity to original documents of all documents submitted to us as copies;

(c)                      the authenticity of the originals of such copies;

(d)                     that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(e)                      that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto other than the Company and the Selling Shareholder;

(f)                       the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);

(g)                      that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us;

(h)                     that no petition has been presented to, or order made by, a court or other governmental authority for the winding-up, composition proceedings, liquidation, dissolution or bankruptcy of the Company or any of its subsidiaries;

(i)                         that the Underwriting Agreement and the Deposit Agreement are legal, valid, binding and enforceable under the laws of the State of New York.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter and we have assumed that there is nothing in any other law that affects our opinion. In particular we have made no independent investigation of the laws of the State of New York or of any other jurisdiction as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Subject to the foregoing and to the qualifications or limitations below mentioned, we are of the opinion that:

1.         The Company has been duly incorporated and is existing as a corporation (“sociedad anónima”) under the laws of Argentina, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and the Final Prospectus; and the Company is duly qualified to conduct its business pursuant to its articles of incorporation in Argentina, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a material adverse effect on the Company and its Subsidiary (a “Material Adverse Effect”).

2.         Each subsidiary of the Company and each securitization trust created by the Company or its subsidiaries has been duly incorporated and is existing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and the Final Prospectus, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and to the best of our knowledge and belief after having made the necessary inquiries, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

3.         The Class B Shares and all other outstanding shares of capital stock of the Company have been duly and validly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement and the Final Prospectus; all outstanding shares of capital stock of the Company (including the Class B Shares to be sold by the Selling Stockholder) are, and, when the Class B Shares to be sold by the Company have been delivered and upon payment by the Underwriters of the purchase price of the Class B Shares in accordance with the Underwriting Agreement, such Class B Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement and to the description of such Class B Shares contained in the Registration Statement and the Final Prospectus; the Selling Shareholder has duly and validly assigned to the Subscription Agent its preemptive and accretion rights with respect to the Offered Securities to be issued; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive, accretion or similar rights of any security holder.

4.         The Underwriting Agreement, the Deposit Agreement, the Argentine Placement Agency Agreement, and all other documents executed or delivered by the Company in connection therewith, have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms. The Company has full right, power and authority to perform its obligations under the aforementioned documents.

5.         The Registration Statement and the Final Prospectus have been duly authorized by the Company.

6.         The Underwriting Agreement, the Argentine Placement Agency Agreement, and all other documents executed or delivered by the Selling Stockholder in connection therewith, have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder, and assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their terms.

7.         The Selling Stockholder has full legal right and power, and have obtained all authorizations and approvals required by Argentine law, to execute and perform their obligations under the Underwriting Agreement and the Argentine Placement Agency Agreement to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided in the Underwriting Agreement and the Argentine Placement Agency Agreement.

8.         The Selling Stockholder has valid marketable title to the Offered Securities to be sold by such Selling Stockholder pursuant to the Underwriting Agreement and the Argentine Placement Agency Agreement; upon the sale of such Offered Securities pursuant to the Underwriting Agreement and the Argentine Placement Agency Agreement, all right, title and interest in such Offered Securities will be transferred free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title.

9.         No consent, approval, authorization, or order of, or filing or registration with, any Argentine person (including any governmental agency, body or any court or stock exchange) is required to be obtained or made by the Company or the Selling Stockholder for the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement in connection with the sale of the Offered Securities, except such as have been obtained or made.

10.      The Underwriting Agreement; the Deposit Agreement and the Argentine Placement Agency Agreement are in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against the Company and the Selling Stockholder, as applicable, and do not violate the principles of public policy of Argentine law.

11.      The execution, delivery and performance of the Deposit Agreement by the Company does not, and the execution, delivery and performance of the Underwriting Agreement and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (A) the charter or by-laws of the Company, (B) any applicable domestic statute, rule, regulation or order of any governmental agency or body or any court, having jurisdiction over the Company or any of its properties, or (C) any agreement or instrument to which the Company is a party or by which the Company or to which any of the properties of the Company is subject, except for, in the case of (C) any such breach, violation or default that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

12.      The execution, delivery and performance of the Underwriting Agreement and the Argentine Placement Agency Agreement by the Selling Stockholder, and the sale of the Offered Securities will not conflict with and will not result in any breach or violation of (a) (i) any Argentine federal, state or local law, regulation or rule, or (ii) any rule or regulation of any Argentine self-regulatory organization or other non-governmental regulatory authority or, (b) (i) any decree, judgment or order of any Argentine federal, state or local court having jurisdiction over the Selling Stockholder , or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument governed by the laws of Argentina to which the Selling Stockholder are a party; except for, in the case of (b) any such breach or violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

13.      To the best of our knowledge and belief after having made the necessary inquiries, the Company is not (A) in violation of its respective charter, by-laws or other constitutive documents; (B) in violation of any domestic statute, rule, regulation or order of any governmental agency or body or any court, having jurisdiction over the Company or any of its properties; or (C) in default (or with the giving of notice or lapse of time would be in default), under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of the properties of the Company is subject, except, in the case of (B) or (C) hereof, for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

14.      There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Argentina or any political subdivision thereof or taxing authority therein either (A) on or by virtue of the Company’s execution, delivery, performance or enforcement of the Underwriting Agreement and the Deposit Agreement, or (B) on any payment to be made pursuant to the Underwriting Agreement and the Deposit Agreement other than the withholding with respect to income tax applicable to the payments of fees to be made to the Argentine custodian under the Deposit Agreement or the actions contemplated therein, including the sale and delivery of the Offered Securities by the Underwriters as contemplated in the Final Prospectus other than as set forth in the Final Prospectus.

15.      The statements in the Registration Statement and the Final Prospectus under the headings, “Summary” “Risk Factors,” “Taxation” and “Description of Capital Stock”, insofar as such statements summarize Argentine legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material aspects of such legal matters, agreements, documents or proceedings.

16.      To the best of our knowledge and belief after having made the necessary inquiries, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance of the Underwriting Agreement; the Deposit Agreement or the Argentine Placement Agency Agreement; and (ii) there are no pending actions, suits or proceedings (including any inquiries or investigations by any domestic court or governmental agency or body,) against or affecting the Company, or any of its respective properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Underwriting Agreement; the Deposit Agreement and the Argentine Placement Agency Agreement, or which are otherwise material in the context of the sale and placement of the Offered Securities.

17.      Except as disclosed in the Registration Statement and the Final Prospectus under the headings “Description of Capital Stock—Dividends” and “Dividends and Other Distributions” and under “Item 10.D Exchange Controls” of the Company’s Annual Report on Form 20-F for the year ended December 31, 2016 incorporated by reference into the Registration Statement and the Final Prospectus, under current laws and regulations of Argentina and any political subdivision thereof, access to the Argentine Free Foreign Exchange Market (Mercado Único y Libre de Cambios) is permitted for remittance abroad to pay dividends and other distributions on the Offered Securities to foreign shareholders insofar as they arise from closed and audited financial statements, subject to the previous fulfillment of the filings with the Argentine Central Bank required under Communication “A” 3602, as amended.

18.      Except as disclosed in the Registration Statement and the Final Prospectus under the heading “Taxation”, “Description of Capital Stock—Dividends” and “Dividends and Other Distributions”, all dividends and other distributions declared and payable on the Offered Securities to holders who are non-residents of Argentina will not be subject to income, withholding or other taxes under laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein.

19.      Except as disclosed in the Registration Statement and the Final Prospectus under the headings “Description of Capital Stock—Dividends” and “Dividends and Other Distributions”, no approvals are required in Argentina in order for the Company to pay dividends, interest attributable to stockholders’ equity or other distributions declared by the Company to the holders of the Offered Securities.

20.      Neither the Company nor the Selling Stockholder, nor any of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Argentina; the irrevocable and unconditional waiver and agreement of the Company and the Selling Stockholder contained in Section 17 of the Underwriting Agreement not to plead or claim any such immunity in any legal action, suit or proceeding in respect of their obligations under the Underwriting Agreement is valid and binding under the laws of Argentina.

21.      The choice of laws of the State of New York as the governing law for any claim, controversy or dispute relating to or arising out of the Underwriting Agreement and the Deposit Agreement is a valid choice of law under the laws of Argentina and, subject to compliance with certain Argentine evidentiary requirements, will be recognized by the courts of Argentina.  The submission by the Company (in the Underwriting Agreement and the Deposit Agreement) and the Selling Stockholder (in the Underwriting Agreement) to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York constitute valid and legally binding obligations of the Company and the Selling Stockholder. Service of process in respect of a claim or action in a U.S. court pursuant to the Underwriting Agreement or the Deposit Agreement, effected in the manner set forth in such agreements, assuming validity under the laws of the State of New York, will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Company and the Selling Stockholder, as applicable.  The Company and the Selling Stockholder have the power to designate, appoint and empower and pursuant to Section 16 of the Underwriting Agreement have validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.

22.      Any final judgment for a fixed or readily calculable sum of money obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company or the Selling Stockholder under the Underwriting Agreement or the Deposit Agreement, as applicable, or the transactions contemplated thereby will be enforceable against the Company or the Selling Stockholder, as applicable, and will be recognized in Argentina without reconsideration of the merits.

We have participated in conferences with representatives of the Company and with representatives of the independent registered public accounting firm of the Company, U.S. counsel to the Company, the Representatives and their U.S. and Argentine counsel at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement and the Final Prospectus (except as expressly provided above), nothing has come to our attention to cause us to believe that (i) the Registration Statement, on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement together with the public offering price per Offered Security and the number of Offered Securities set forth on the cover page of the Final Prospectus, at [    ] p.m. New York City time on [     ], 2017, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which we express no belief).

This opinion is subject to the following qualifications or limitations:

(A)      In the event that the Company were required, under a judgment for a fixed or readily calculable sum of money rendered by a competent court located outside of Argentina, to pay any amount in connection with the Underwriting Agreement and the Deposit Agreement, such judgment would be enforceable before the Argentine courts against the Company without any reexamination, review of the merits of the cause of action or of the substantive matters of the case in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty; provided, however, that the enforcement of foreign judgments against the National courts sitting in the City of Buenos Aires is subject to the satisfaction of the requirements contained in Sections 517 through 519 of Argentine Law No. 17,454, as amended (the Argentine Code of Civil and Commercial Procedure), namely:

(1)           that the judgment, which shall be final in the jurisdiction where rendered, shall have been issued by a competent court in accordance with the Argentine laws regarding conflicts of laws and jurisdiction (and the courts of the State of New York and the state or federal courts sitting in Manhattan, City of New York, State of New York have competent jurisdiction), and shall have resulted from a personal action, or an in rem action with respect to personal property transferred to Argentina during or after the foreign proceeding;

(2)           that the defendant against whom enforcement of the judgment is sought shall have been personally served with the summons of the action and, in accordance with due process of law, shall have been given the opportunity to defend against the foreign action;

(3)           that the judgment shall be valid in the jurisdiction where rendered and its authenticity established in accordance with the requirements of Argentine law;

(4)           that the judgment shall not violate any principle of public policy of Argentine law; and

(5)           that the judgment shall not be contrary to a prior or simultaneous judgment of an Argentine court.

(B)      The enforceability and effectiveness of the Company’s obligations under the Underwriting Agreement and the Deposit Agreement could be limited by bankruptcy, liquidation, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the rights and remedies of creditors by general equitable principles.

(C)      Pursuant to applicable Argentine law, certain mediation procedures must be exhausted prior to the initiation of lawsuits before courts sitting in the City of Buenos Aires, with the exception, among others, of bankruptcy, enforcement of foreign judgments and certain proceedings such as the enforcement of securities qualifying as “título ejecutivo”, and certain other cases in which mediation procedures remain optional for the plaintiff.

(D)      Any actions for the enforcement of rights may be subject to the previous payment of a court tax in an amount that varies according to the applicable procedural rules of the relevant jurisdiction (in the National courts sitting in the City of Buenos Aires, a court tax of 3% of the amount claimed is applicable).

(E)       A translation by a sworn public translator into the Spanish language certified by the Colegio Público de Traductores of any document in any language other than Spanish is required to bring an action thereon in the courts of Argentina.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  The opinions expressed herein are as of the date hereof, and we disclaim any obligation to advise you of any changes in our opinions resulting from matters that may hereafter arise or that hereafter may be brought to our attention. This opinion does not extend to any accounting, economic, financial, operating or technical information, nor any other information that exceeds the scope of a legal adviser’s professional incumbencies. This opinion letter is limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matters not referred to herein.

EXHIBIT C

FORM OF OPINION OF EMMET, MARVIN & MARTIN, LLP

[ ], 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Itau BBA USA Securities Inc.

767 Fifth Avenue

New York, New York 10153

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As representatives of the several Underwriters referred to below

Re:          Grupo Supervielle S.A.

Ladies and Gentlemen:

We are acting as counsel for The Bank of New York Mellon, as depositary, in connection with the Deposit Agreement dated as of May 18, 2016 (the “Deposit Agreement”) among Grupo Supervielle S.A., a company incorporated under the laws of the Republic of Argentina (the “Company”), The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders from time to time of American Depositary Shares issued thereunder.

We are delivering this opinion at the request of the Depositary to you, as the representatives of the several underwriters (the “Underwriters”) named in Schedule B to the underwriting agreement dated [      ], 2017 among the Company, the selling shareholders named therein and you as representatives of the Underwriters (the “Underwriting Agreement”), in connection with the contemplated purchases by the Underwriters of [      ] Class B shares (the “Shares”) of the Company, which may be deposited, in whole or in part, for delivery of American Depositary Shares (the “ADSs”).

Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:

(i)            The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii)           Upon delivery by the Depositary of the ADSs against deposit of the Shares in accordance with the provisions of the Deposit Agreement, those ADSs will be validly issued and will entitle the holders of those ADSs to the rights specified in the American Depositary Receipt issued in accordance with the terms of the Deposit Agreement to evidence the ADSs and in the Deposit Agreement.

These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the Securities Act of 1933, as amended, and (c) all signatures on documents examined by us are genuine.  In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.

We are members of the New York Bar only and do not hold ourselves out as practicing under, nor do we express any opinion on or as to the effect of, any laws other than the laws of the State of New York and the Federal laws of the United States.

We are giving the opinions set forth in this letter as of the date of this letter, and we assume no obligation to advise you of factual or legal changes which may thereafter be brought to our attention.

These opinions are solely for the benefit of the Underwriters and may not be relied upon by any other person or entity without our prior written consent.  Nothing in this letter shall be construed to create any liability for the Depositary.

Very truly yours,

EMMET, MARVIN & MARTIN, LLP

EXHIBIT D

FORM OF LOCK-UP LETTER

August 25, 2017

Grupo Supervielle S.A.

Bartolomé Mitre 434

C1036AAH - Ciudad Autónoma de Buenos Aires

República Argentina

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Itau BBA USA Securities, Inc.

767 Fifth Avenue

New York, NY 10153

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the shares of common stock, either in the form of shares or in the form of American depositary shares (the “Securities”) of Grupo Supervielle S.A., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Itau BBA USA Securities, Inc. and J.P. Morgan Securities LLC (the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement provided no filing by any party under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such sale (other than a filing on a form 5 made after the expiration of the Lock-Up period). A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

The restrictions of this Agreement shall apply to any issuer-directed Securities acquired by the undersigned in the public offering pursuant to the Company’s directed share program, if any.

At least two business days before the effectiveness of any written consent of the Representatives under this agreement, (1) the Representatives will notify the Company of the impending release or waiver and (2) the Representatives will announce such release or waiver through a major news service (unless previously announced), except where the release or waiver is effected solely to permit a transfer of Securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before September 30, 2017.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER/OFFICER/DIRECTOR]